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                                                                   EXHIBIT 23(c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (1) our report with respect to R.P. Scherer Corporation dated August 9, 1999 included in Cardinal Health, Inc.'s Form 10-K for the year ended June 30, 1999 and, (2) our report with respect to R.P. Scherer Corporation dated August 9, 1999 included in Cardinal Health, Inc.'s Current Report on Form 8-K dated May 26, 2000.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Roseland, New Jersey
May 30, 2000